Exhibit 3.7

	Prescribed by J. Kenneth Blackwell	Expedite this Form: (select one)
	Ohio Secretary of State	Mail Form to one of the Following:
	Central Ohio: (614) 466-3910	m Yes	PO Box 1390
	Toll Free: 1-877-SOS-FILE (1-877-767-3453)		Columbus, OH 43216
www.state.oh.us/sos		*** Requires an additional fee of $100 ***
e-mail: busserv@sos.state.oh.us		m No	PO BOX 670
Columbus, OH 43216

ORGANIZATION / REGISTRATION OF

LIMITED LIABILITY COMPANY

(Domestic or Foreign)

Filing Fee $125.00

THE UNDERSIGNED DESIRING TO FILE A:

(CHECK ONLY ONE (1) BOX)

(1)	☒	Articles of Organization for	(2)	☐	Application for Registration of
		Domestic Limited Liability Company			Foreign Limited Liability Company
		(115-LCA)			(106-LFA)
		ORC 1705			ORC 1705

					(Date of Formation)	(State)

Complete the general information in this section for the box checked above.

Name	ARAMARK American Food Services, LLC

☐ Check here if additional provisions are attached
* If box (1) is checked, name must include one of the following endings: limited liability company, limited, Ltd, L.t.d., LLC, L.L.C.

Complete the information in this section if box (1) is checked.

Effective Date (Optional)	01/26/2007	Date specified can be no more than 90 days after date of filing. If a date is specified, the date must be a date on or after the date of filing.
(mm/dd/yyyy)

This limited liability company shall exist for
(Optional)		(Period of existence)

Purpose (Optional)

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Optional)
(Name)

	(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

	(City)	(State)	(Zip Code)

Complete the information in this section if box (1) is checked Cont.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member, manager or representative of

ARAMARK American Food Services, LLC
(name of limited liability company)

hereby appoint the following to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is:

C T Corporation System
(Name of Agent)

1300 East 9th Street
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	Ohio	44114
(City)	(State)	(Zip Code)

Must be authenticated by an authorized representative	/s/ Thomas M. Molchan	1/9/2007
	Authorized Representative	Date

	Authorized Representative	Date

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

(name of limited liability company)

hereby acknowledges and accepts the appointment of agent for said limited liability Company.

(Agent’s signature)

PLEASE SIGN PAGE (3) AND SUBMIT COMPLETED DOCUMENT

Complete the information in this section if box (2) is checked.

The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is

(Name)

(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

(City)	(State)	(Zip Code)

The name under which the foreign limited liability company desires to transact business in Ohio is

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is

C T Corporation System
(Name)
1300 East 9th Street
(Street)	NOTE: P.O. Box Addresses are NOT acceptable.

Cleveland	Ohio	44114
(City)	(State)	(Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

a.	the agent cannot be found, or

b.	the limited liability company fails to designate another agent when required to do so, or

c.	the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED Must be authenticated (signed) by an authorized representative (See Instructions)	/s/ Thomas M. Molchan	1/9/2007
	Authorized Representative	Date

(Print Name)

Thomas M. Molchan, Assistant Secretary

	Authorized Representative	Date

(Print Name)